                                                               Exhibit 5.1



             [GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S. LETTERHEAD]



August 4, 1997

Innova Corporation
Gateway North, Building 2
3325 South 116th Street
Seattle, WA 98168-1974

RE:  2,875,000 SHARES OF COMMON STOCK OF INNOVA CORPORATION

Ladies and Gentlemen:

This opinion is furnished in connection with a Registration Statement on Form S-1 (Registration No. 333-29547), as amended (the "Registration Statement"), of Innova Corporation, a Washington corporation (the "Company"), under which 2,500,000 shares of Common Stock of the Company (the "Common Stock"), together with up to an additional 375,000 shares of Common Stock to cover over-allotments, are being registered by the Company for sale under the Securities Act of 1933, as amended (all of such shares will be referred to as the "Shares").

As counsel for the Company, we are familiar with the Company's Restated Articles of Incorporation, as amended, the Company's Amended and Restated Bylaws, as amended, and the records of the corporate proceedings of the Company, and we have assisted in the preparation of the Registration Statement, including the Prospectus contained therein.

Based on the foregoing, we are of the opinion that, when (a) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (b) the Shares shall have been offered and sold in the manner referred to in the Registration Statement, (c) certificates for the Shares shall have been duly issued by the Company and registered by its registrar, and (d) the Company shall have received the consideration required for the Shares as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Innova Corporation
August 4, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the inclusion in the Prospectus contained therein of the reference to our firm under the heading "Legal Matters." In giving such consent, we do not admit that we are in the category of the persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,


/s/ BENJAMIN F. STEPHENS
Benjamin F. Stephens
       of
Graham & James LLP/Riddell Williams P.S.


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